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                                                                      EXHIBIT 21

Subsidiaries of the Company

         The following table sets forth the names of U.S. Home's subsidiaries and the state in which incorporated. All subsidiaries are directly or indirectly wholly-owned by U.S. Home. Certain insignificant subsidiaries are omitted.



                                                       Jurisdiction of
                                                        Incorporation
                                                       ---------------
Fidelity Guaranty and Acceptance Corporation              Delaware

USH Holding, Inc.                                         Delaware

U.S. Home Acceptance Corporation                          Delaware

U.S. Home Insurors, Inc.                                  Florida
     U.S.H. Indemnity Company, Ltd.                       Bermuda
     San Felipe Indemnity Company, Ltd.                   Bermuda

U.S. Home Mortgage Corporation                            Florida
     USH Funding Corp.                                    Texas

USH Millennium Ventures Corp.                             Florida


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